Exhibit 10.3.20

TWENTY-FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER
This TWENTY-FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER (this “Amendment”) is entered into as of September 8, 2020 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
RECITALS
WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, an Event of Default has occurred under Section 10.3(a) of the Credit Agreement as a result of Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of the Borrowers of at least 1.10 to 1.00 for the four fiscal quarter period ended July 31, 2020 as required under Section 6.5(a) of the Credit Agreement (the “Existing Event of Default”); and
WHEREAS, Borrowers have requested that Lenders and Agent (a) waive the Existing Event of Default, and (b) amend the Credit Agreement in certain respects, which Lenders and Agent are willing to do on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENTS
a.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
b.Recitals. The Recitals above are incorporated herein as though set forth in full and Borrowers stipulate to the accuracy of each of the Recitals.
c.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
i.Amendments to Section 1.2 of the Credit Agreement.

1.Section 1.2 of the Credit Agreement is hereby amended to add the following new definitions in the proper alphabetical order:
‘“Twenty-First Amendment’ means the Twenty-First Amendment to Revolving Credit and Security Agreement and Limited Waiver dated as of September 8, 2020 among Borrowers, the Lenders party thereto and Agent.”
‘“Twenty-First Amendment Effective Date’ has the meaning specified for such term in the Twenty-First Amendment.”
2.Section 1.2 of the Credit Agreement is hereby amended to amend and restate in their entirety the following defined terms:
‘“Alternate Base Rate’ means, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the Federal Funds Open Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for an Interest period of one month plus 1%, so long as the Eurodollar Rate is offered, ascertainable and not unlawful. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.”
‘“Applicable Margin’ shall mean, as of any date of determination, the number of percentage points set forth below opposite the level then in effect, it being understood that the Applicable Margin for (i) Advances that are Domestic Rate Loans shall be the percentage set forth under the column “Domestic Rate Loans” and (ii) Advances that are Eurodollar Rate Loans shall be the percentage set forth under the column “Eurodollar Rate Loans”:

Level	Applicable Trigger Period	Domestic Rate Loans		Eurodollar Rate Loans
		Revolving Advances	Equipment Loans	Revolving Advances	Equipment Loans
I	during the Seasonal Overadvance Period (as defined in Section 2.1(a)(iii))	1.75	1.25	2.75	2.25
II	at all other times	1.25	1.25	2.25	2.25

“‘Equipment Loan Rate’ shall mean (a) with respect to Equipment Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin for Equipment Loans plus the Alternate Base Rate and (b) with respect to Equipment Loans that are Eurodollar Rate Loans, the sum of the Applicable Margin for Equipment Loans plus the Eurodollar Rate.”
“‘Eurodollar Alternate Source’ shall have the meaning set forth in the definition of Eurodollar Rate.”
“‘Eurodollar Rate’ shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per

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annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent in good faith as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “Eurodollar Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Eurodollar Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error), or (y) if the Eurodollar Rate is unascertainable as set forth in Section 3.8(b), a comparable replacement rate determined in accordance with Section 3.8(b)), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the Eurodollar Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.”
ii.New Section 1.5 to the Credit Agreement. The following new Section 1.5 is added to the Credit Agreement;
“1.5 Eurodollar Notification. Section 3.8(b) of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.”
iii.Amendment to Section 2.2X(iii) of the Credit Agreement. The three instances of the use of the word “LIBOR” contained in Section 2.2X(iii) of the Credit Agreement are amended and replaced by the word “Eurodollar”.
iv.Amendment to Section 3.8 of the Credit Agreement. Section 3.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“3.8 Alternate Rate of Interest.
(a) Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:
(i) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

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(ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan; or
(iii) the making, maintenance or funding of any Eurodollar Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or
(iv) the Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any Eurodollar Rate Loan;
then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a Benchmark Replacement Date (as defined below), (A) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. Eastern Standard Time two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (B) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. Eastern Standard Time two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (C) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. Eastern Standard Time two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected Eurodollar Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.
(b) Successor Eurodollar Rate Index.
(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in the other Loan Documents, if Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, Agent and Borrowers may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after Agent has provided such proposed amendment to all Lenders, so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement is effective, each advance, conversion and renewal of a Eurodollar Rate Loan will continue to bear interest with reference to the Eurodollar Rate; provided,

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however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Eurodollar Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan, (ii) all outstanding Eurodollar Rate Loans shall automatically be converted to Domestic Rate Loans at the expiration of the existing Interest Period (or sooner, if Agent cannot continue to lawfully maintain such affected Eurodollar Rate Loan) and (iii) the component of the Alternate Base Rate based upon the Eurodollar Rate will not be used in any determination of the Alternate Base Rate.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the other Loan Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii) Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 3.8(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8(b).
(iv) Certain Defined Terms. As used in this Section 3.8(b):
(A) “Benchmark Replacement” means the sum of: (1) the alternate benchmark rate that has been selected by Agent and Borrowers giving due consideration to (x) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated credit facilities and (2) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for purposes of this Agreement.
(B) “Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrowers (1) giving due consideration to (x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for

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determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Eurodollar Rate for US Dollar denominated credit facilities at such time and (2) which may also reflect adjustments to account for (x) the effects of the transition from the Eurodollar Rate to the Benchmark Replacement and (y) yield- or risk-based differences between the Eurodollar Rate and the Benchmark Replacement.
(C) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).
(D) “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
(E)  “Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for the Eurodollar Rate or, if no minimum rate of interest is specified, zero.
(F) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;
(2) a public statement or publication of information by a Governmental Body having jurisdiction over Agent, the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution

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authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate or a Governmental Body having jurisdiction over the Agent announcing that the Eurodollar Rate is no longer representative.
(G) “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (1) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 3.8(b) and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 3.8(b).
(H) “Early Opt-in Event” means a determination by Agent that US Dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate.
(I) “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.”
v.Amendment to Section 6.5(b) of the Credit Agreement. Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio as follows: (i) for the consecutive four fiscal quarter period of Borrowers ending October 31, 2020, 1.00 to 1.00, and (ii) for each consecutive four fiscal quarter period of Borrowers ending thereafter, 1.10 to 1.00.”
d.Limited Waiver of Existing Event of Default. Subject to the terms and conditions set forth herein, the Agent and Lenders waive the Existing Event of Default. The foregoing waiver is a one-time waiver and applies only to the specified circumstance and does not modify or otherwise affect the Credit Parties’ obligations to comply with such provision of the Credit Agreement or any other provision of the Credit Agreement in any other instance. By virtue of the waiver in the immediately preceding sentence, the Credit Parties hereby affirm and agree that no other Event of Default has occurred as a result of the Existing Event of Default.
e.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Twenty-First Amendment Effective Date”) of

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satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
i.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment.
ii.Amendment to Fee Letter. Borrowers shall have delivered to Agent an executed original of the Amendment to Fee Letter dated the date hereof, and shall have paid all fees in connection therewith.
iii.Corporate Resolutions. Borrowers shall deliver to Agent copies of resolutions duly adopted by each Borrower, in form and substance satisfactory to Agent, authorizing the execution and delivery of the Twenty-First Amendment and all documents and transactions related thereto, and such resolutions shall be in full force and effect, duly adopted by the appropriate governing body, and shall have not been amended, modified or revoked.
iv.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
v.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
vi.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
f.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
i.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the

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provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
ii.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
g.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
h.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
i.Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
j.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
k.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Twenty-First Amendment Effective Date.
l.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission (e.g., via .pdf) shall be deemed to be an original signature hereto.
m.Governing Law. This Amendment is a Loan Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
n.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
o.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced

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at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
p.Jury Waiver; California Judicial Reference. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement, INCLUDING WITHOUT LIMITATION SECTION 12.3 regarding jury trial waiver and california judicial reference shall apply to this Amendment.
q.Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower
By:
Name:
Title:
VIRCO INC.,
a Delaware corporation, as a Borrower
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By:
Name:
Title:

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September 8, 2020

Virco Mfg. Corporation
2027 Harpers Ways
Torrance, California 90501
Attention: Robert Dose

Virco Inc.
2027 Harpers Ways
Torrance, California 90501
Attention: Robert Dose

Re: Fee Letter (as amended, restated, amended and restated, or otherwise modified from time to time, the “Fee Letter”) to the Revolving Credit and Security Agreement, dated as of December 22, 2011, among VIRCO MFG. CORPORATION, a Delaware corporation, VIRCO INC., a Delaware corporation (together with each other Person that becomes a party thereto as a borrower pursuant to Section 7.12 of the Credit Agreement, collectively “Borrowers”), the Persons from time to time party thereto as a guarantor pursuant to Section 7.12 of the Credit Agreement, the financial institutions that are now or that hereafter become a party thereto (collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”) (as amended prior to the date hereof and on the date hereof pursuant to the Seventeenth Amendment and as may be further amended, restated, or otherwise modified from time to time, the “Credit Agreement”). Initially capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

        This letter agreement constitutes an amendment, effective as of the Twenty-First Amendment Effective Date, of the fees under the Fee Letter that Borrowers have agreed to pay to the Agent in connection with the Credit Agreement.

In connection with, and in consideration of, the agreements contained in the Credit Agreement and the Twenty-First Amendment, the Agent’s continued services as agent, and the Agent’s participation in the credit facilities set forth in the Credit Agreement, Borrowers hereby agree to the following amendment to the Fee Letter:

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(i)Twenty-First Amendment Fee. A new Section 8 of the Fee Letter is hereby added to read in its entirety as follows and the Fee Letter shall be re-numbered accordingly:

“8. Twenty-First Amendment Fee. Borrowers shall pay to Agent a non-refundable extension fee in the amount of $75,000 (the “Twenty-First Amendment Fee”) in connection with the Twenty-First Amendment (and which fee shall be fully earned and not refundable in any manner as of the Twenty-First Amendment Effective Date).

Except as amended hereby, the Fee Letter remains in full force and effect.

The fees and other consideration to be paid pursuant to the Fee Letter and this letter are confidential and shall not to be disclosed by any Borrower to any person or entity. By execution of this letter, the Borrowers agree to pay or cause to be paid the fees to the Agent as and when due as provided in the Fee Letter, as amended hereby. This letter may be executed in any number of counterparts, each of which will be an original and all of which will constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Accepted and agreed to as of the date first set forth above:

VIRCO MFG. CORPORATION,
a Delaware corporation

By: _______________________________
Name:
Title:

VIRCO INC.,
a Delaware corporation

By: _______________________________
Name:
Title:

112482217_2

SECRETARY'S CERTIFICATE
OF
VIRCO MFG. CORPORATION
September 8, 2020
Reference is made to those certain proposed forms of (i) Twenty-First Amendment to Revolving Credit and Security Agreement and Limited Waiver, to be dated on or about September 8, 2020, by and among Virco Mfg. Corporation (the “Company”) and Virco, Inc., as Borrowers, the financial institutions from time to time party thereto, as Lenders, and PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”) (the “Twenty-First Amendment”), and (ii) Amendment to Fee Letter to be dated on or about September 8, 2020 in favor of the Agent (the “Fee Letter”, together with the Twenty-First Amendment, collectively, the “Twenty-First Amendment Documents”).
The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of the Company, and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same and does hereby certify, on behalf of the Company and not in his individual capacity as follows:
1.Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company on September 8, 2020 authorizing the execution, delivery and performance of the Twenty-First Amendment Documents and the other documents and agreements that the Company will enter into in connection therewith, the consummation of the transactions contemplated thereby and the performance of the obligations thereunder. Such resolutions have not in any way been amended, revoked, rescinded or modified and have been in full force and effect since their adoption and including the date hereof and are now in full force and effect.
IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the date first set forth above.

By: _____________________________
Name:  Robert E. Dose
Title:  Corporate Secretary

EXHIBIT A

RESOLUTIONS OF BOARD OF DIRECTORS OF
VIRCO MFG. CORPORATION

Adopted on September 8, 2020

TWENTY-FIRST AMENDMENT DOCUMENTS TO REVOLVING CREDIT AND SECURITY AGREEMENT
WHEREAS, the Company previously entered into a Revolving Credit and Security Agreement, dated as of December 22, 2011, by and among the Company, Virco Mfg. Corporation. (“Virco,” and together with the Company, “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, “Lenders”), and PNC Bank National Association (“PNC”), as administrative agent for the Lenders (the “Agent”) (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Board has reviewed and desires to approve a proposed Twenty-First Amendment and Limited Waiver to the Credit Agreement to be dated on or about September __, 2020, by and among the Borrowers, Lenders and Agent and an Amendment to the Fee Letter with Agent to be dated on or about September 8, 2020, substantially in the forms attached hereto as Appendix A (collectively, the “Twenty-First Amendment Documents”).
NOW THEREFORE BE IT RESOLVED, that the Twenty-First Amendment Documents are hereby ratified, adopted, confirmed and approved in all respects as the act and deed of the Company;
RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver the Twenty-First Amendment Documents and to take such further actions and execute and deliver such other documents, agreements, certificates or amendments as each may deem necessary or appropriate to carry out the purposes and intent of the Twenty-First Amendment Documents;
OMNIBUS RESOLUTION
RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to execute all additional documents, agreements, certificates or amendments and take whatever action is deemed necessary or advisable to carry out the purposes and perform the obligations of the Company as set forth in these resolutions, and all prior actions taken by such officers in connection herewith are hereby confirmed, ratified and approved in all respects as the act and deed of the Company.
[End of Resolutions]

Incumbency Page for ADCO Products, Inc.

APPENDIX A

TWENTY-FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER
and
AMENDMENT TO THE FEE LETTER

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS OF
VIRCO INC.
(a Delaware Corporation)
September 8, 2020
The undersigned, being all the members of the Board of Directors (the “Board”) of Virco Inc., a Delaware corporation (the “Company”), take the following action by written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

TWENTY-FIRST AMENDMENT DOCUMENTS TO REVOLVING CREDIT AND SECURITY AGREEMENT
WHEREAS, the Company previously entered into a Revolving Credit and Security Agreement, dated as of December 22, 2011, by and among the Company, Virco Mfg. Corporation. (“Virco,” and together with the Company, “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, “Lenders”), and PNC Bank National Association (“PNC”), as administrative agent for the Lenders (the “Agent”) (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Board has reviewed and desires to approve a proposed Twenty-First Amendment and Limited Waiver to the Credit Agreement to be dated on or about September 8, 2020, by and among the Borrowers, Lenders and Agent and an Amendment to the Fee Letter with Agent to be dated on or about September 8, 2020, substantially in the forms attached hereto as Appendix A (collectively, the “Twenty-First Amendment Documents”).
NOW THEREFORE BE IT RESOLVED, that the Twenty-First Amendment Documents are hereby ratified, adopted, confirmed and approved in all respects as the act and deed of the Company;
RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver the
Incumbency Page for ADCO Products, Inc.

Twenty-First Amendment Documents and to take such further actions and execute and deliver such other documents, agreements, certificates or amendments as each may deem necessary or appropriate to carry out the purposes and intent of the Twenty-First Amendment Documents;
OMNIBUS RESOLUTION
RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to execute all additional documents, agreements, certificates or amendments and take whatever action is deemed necessary or advisable to carry out the purposes and perform the obligations of the Company as set forth in these resolutions, and all prior actions taken by such officers in connection herewith are hereby confirmed, ratified and approved in all respects as the act and deed of the Company.
IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the date first written above.

             Name: Douglas A. Virtue

             Name: Robert A. Virtue

Signature Page to Twenty-First Amendment and Limited Waiver [Virco]

Exhibit A
Attached.

Signature Page to Twenty-First Amendment and Limited Waiver [Virco]